Exhibit 24.2

POWER OF ATTORNEY

I, Edwin J. Gillis, in respect of my position as a director of Responsys, Inc., hereby constitute and appoint Daniel D. Springer, Christian A. Paul and Julian K. Ong, and each of them, my true and lawful attorney-in-fact and agent with full power of substitution, for me, in any and all capacities (including my capacity as a director) to sign any or all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to the Registration Statement on Form S-1 of Responsys, Inc., (Registration No. 333-171377), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: March 10, 2011

/s/  EDWIN J. GILLIS

Edwin J. Gillis